UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2019

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07            Submission of Matters to a Vote of Security Holders.

Hillenbrand, Inc. (the “Company”) held its annual meeting of shareholders on February 14, 2019.  Matters voted upon at the meeting were as follows:

(1)                                 the election of four (4) members to the Company’s Board of Directors;

(2)                                 the approval, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers; and

(3)                                 the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

The final results of the votes taken at the meeting were as follows:

Proposal 1:  Election of four members to the Company’s Board of Directors for terms expiring as noted below:

Director’s Name	Votes For	Votes Withheld	Broker Non- Votes	Percentage of Votes Case in Favor

Gary L. Collar*	42,100,871	8,823,885	5,500,093	82.67%
Joy M. Greenway*	42,098,467	8,826,289	5,500,093	82.67%
F. Joseph Loughrey*	41,449,000	9,475,756	5,500,093	81.39%
Daniel C. Hillenbrand**	50,811,201	113,555	5,500,093	99.78%

*Election of these Directors is for three-year terms expiring in 2022.

**Election of this Director is for a one-year term expiring in 2020.

Proposal 2:  Approval, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers:

Votes For	Votes Against	Votes Abstained	Broker Non- Votes	Percentage of Votes Cast in Favor

50,134,557	638,375	151,824	5,500,093	98.74%

Proposal 3:  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

Votes For	Votes Against	Votes Abstained	Percentage of Votes Cast in Favor

55,523,030	874,473	27,346	98.44%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 15, 2019		HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel,
Secretary and Chief Compliance Officer